                                                                EXHIBIT 4-e-3


                                                               THE PRUDENTIAL
                                                               INSURANCE COMPANY
                                                               OF AMERICA
[THE PRUDENTIAL LOGO]


Contract-Holder:

                 TRUSTEE OF THE ALLEN-BRADLEY EMPLOYEE SAVINGS
                                   PLAN TRUST
                             in connection with the
          Allen-Bradley Employee Savings Plan for Salaried Employees,
          Allen-Bradley Employee Savings Plan for Hourly Employees and Allen-Bradley Employee Savings Plan for IAM Union Employees
                 (in this Contract, all plans are the "Plan".)

--------------------------------------------------------------------------------

Jurisdiction:                                Group Pension Annuity Contract No.:

   Wisconsin                                    GA-7157

--------------------------------------------------------------------------------

Pages Attached:                              Effective Date of Contract:

   1, 2, 3, 4, 5, 6, 7, 8, 9                    December 1, 1991
   Specification Sheet

--------------------------------------------------------------------------------

This Contract sets forth the terms and conditions that apply to the amounts received under it. It provides for crediting interest and repaying the amounts, including credited interest, and an option to purchase annuities.

TRUSTEE OF THE ALLEN-BRADLEY                THE PRUDENTIAL INSURANCE COMPANY
EMPLOYEE SAVINGS PLAN TRUST                             OF AMERICA
1201 South Second Street                    c/o The Prudential Asset Management
Milwaukee, Wisconsin  53204                            Company, Inc.
                                                      71 Hanover Road
                                              Florham Park, New Jersey  07932

By:                                                                    President
   -------------------------------
   Title:

Date:                                                                  Secretary
     -----------------------------

                                            Attest:
                                                   -----------------------------

                                            Date:
                                                 -------------------------------


                       [Signature lines stamped SPECIMEN]


GPA-200-90                                                                 19080

ARTICLE I.  ACCOUNT AND SUB-ACCOUNTS; ADDITIONS; INTEREST CREDITED; EXPENSE
            CHARGES:

1.1   Account and Sub-Accounts; Additions; Interest Credited:

      Prudential will maintain an Account to record the total amounts held under this Contract. Prudential will maintain a Sub-Account to record separately the amount held under this Contract in accordance with each Sub-Account Specification Sheet which is agreed to by Prudential and the Contract-Holder and made a part of this Contract.

      The Contract-Holder will promptly remit to Prudential for addition to a Sub-Account the amounts as set forth in the Specification Sheet for that Sub-Account. Other amounts may be added to a Sub-Account with Prudential's consent. Each amount will be added to a Sub-Account on the day Prudential receives it.

      No amounts which arise as the result of the following may be added to the
      Account:

      -  a change in the Plan,

      -  a change in the investment mix of an investment choice under the Plan,

      - or the addition of a subsidiary or a group of employees during any time period in which amounts are being remitted to a Sub-Account, as specified in a Specification Sheet,

      which is likely to increase the amounts which may be directed to the Plan's fixed income fund and, in Prudential's opinion, result in a material and adverse financial effect on Prudential. Prudential may waive this restriction as to any change or addition, but the Contract-Holder is not obligated to commit such increase in amount to the Account. Also, no amounts may be added to the Account if the Plan ceases to meet the requirements for qualification under the Federal Internal Revenue Code. A Plan change required so that the Plan will continue as a plan meeting the requirements for qualification under the Federal Internal Revenue Code will not be considered as one having a material financial effect on Prudential.

      At the end of any day the amount of each Sub-Account is equal to the addition(s) to the Sub-Account plus credited interest, less the amounts withdrawn from it. Prudential will credit interest to the Sub-Account at the effective annual rate of interest set forth in the applicable Specification Sheet. Interest is credited at the end of each day on the amount of the Sub-Account at the end of the preceding day.

      The amount of the Account at the end of any day is equal to the total of the amounts of all Sub-Accounts in effect under this Contract.

GPA-200-90

1.2   Expense Charges:

      If the interest rate shown in the applicable Specification Sheet is a net rate, no daily expense charge will be made by Prudential. If it is not a net rate, a daily expense charge will be made by Prudential as described below.

      Prudential makes a daily expense charge for each day that the Sub-Account is greater than zero. Prudential deducts the charge before any other withdrawal on the same day. The charge is a percentage of the amount of the Sub-Account on the preceding day. Such percentage is specified in the applicable Specification Sheet. Instead of making daily deductions, Prudential may deduct the charges from time to time. However, the amount of the Sub-Account will be determined as though daily deductions had been made.

      The Contract-Holder may elect to pay all or part of the charges to Prudential instead of having them deducted from the Sub-Account. If the Contract-Holder elects to pay the charges, Prudential will bill the Contract-Holder for the charges from time to time. If such expenses are not paid within thirty days after a bill for them has been delivered to the Contract-Holder, the charges will be deducted from the Sub-Account.

      The daily expense charge referred to above (or, if applicable, the daily expense charge considered in determining the net interest rate shown) includes a specified maximum number of transactions (additions and withdrawals) from the Sub-Account, as described in the applicable Specification Sheet, in any year beginning on the effective date of the Sub-Account or an anniversary of that date. If the total transactions exceeds the specified number in any of these years, Prudential will, following the end of that year, bill the Contract-Holder for the additional transactions at the transaction cost specified in the applicable Specification Sheet. If such expenses are not paid within thirty days after a bill for them has been delivered to the Contract-Holder, the charges will be deducted from the Sub-Account.

      GPA-200-90

ARTICLE II.  WITHDRAWALS:

2.1   Participant-Initiated Withdrawals:

      The Contract-Holder will withdraw amounts from a Sub-Account to honor requests for payments from the Plan's fixed income fund made by Plan participants pursuant to the terms of the Plan. The withdrawals from a Sub-Account in accordance with this section will only occur before the last Scheduled Withdrawal (see section 2.2) from that Sub-Account.

      The amount that will be withdrawn during the period that additions are being made to a Sub-Account as set forth in the Specification Sheet for that Sub-Account, will be equal to the lesser of the amount of the Sub-Account and the payments from the Plan's fixed income fund. Thereafter, the Contract-Holder will request a withdrawal from that Sub-Account only if the amount to be paid from the Plan's fixed income fund exceeds the amounts added to it after the end of that period, including any amounts arising from maturing guaranteed investment contracts on and after the end of that period, which are held by the Contract-Holder with respect to the Plan. The amount of the withdrawal will be equal to the lesser of the amount of such excess and the amount of that Sub-Account.

      The Contract-Holder will give prompt notice to Prudential of each withdrawal. The amount withdrawn will be paid to the Contract-Holder within five Business Days after Prudential receives the notice. ("Business Day" is a day on which the principal office of Prudential in Newark, New Jersey, is open for business.)

      If any of the following events occur, withdrawals which, in Prudential's good faith judgment, would not have occurred except for that event happening, will not be made, unless agreement can be reached as follows. Prudential and the Contract-Holder will make a good faith effort to reach an agreement (including, but not limited to, reducing the interest rate specified in section 1.1, subjecting the excess withdrawals to a market value adjustment or modifying the Scheduled Withdrawals described in section 2.2) to permit these withdrawals on a basis which will mitigate any material and adverse effect on Prudential. The events are:

      - a Plan change that reasonably can be expected to alter materially the amounts to be directed out of the Plan's fixed income fund. (A Plan change required so that the Plan will continue as a plan meeting the requirements for qualification under the Federal Internal Revenue Code will not be considered as one expected to alter materially the direction of amounts.)

      - the addition to, or elimination from, the Plan of an investment choice that reasonably can be expected to alter materially the amounts directed out of the Plan's fixed income fund.

      - a change in the investment mix of an investment choice under the Plan that reasonably can be expected to alter materially the amounts directed out of the Plan's fixed income fund.

      - a change in the withdrawal method that reasonably can be expected to alter materially the amounts directed out of the Plan's fixed income fund.

      GPA-200-90

     Upon complete or partial termination of the Plan, the removal of a specifically identifiable group of employees from coverage under the Plan (such as a group layoff or early retirement incentive program), or closing or sale of a subsidiary, employing unit or affiliate not covered under the next paragraph, any payments resulting from withdrawals for such events which are in excess of 20% of the amount of each Sub-Account will be equal to the lesser of the book value and the market value of the amount withdrawn. The market value of such excess amount will be equal to:

                                                      N
                        A x [(1 + i )/(1 + i + .0075)]
                                   c        w

     where,

        A is the portion of the Sub-Account to be withdrawn which is subject to a market value adjustment.

        i     is the yield to maturity (expressed as a decimal fraction) of the
         c    most recently issued "on the run" Treasury bill, note or bond with a duration equal to the duration of the Sub-Account on the date the offer was accepted, as quoted in the Wall Street Journal on the Business Day after the date the offer was accepted. If there is no bill, note or bond with such a duration, then appropriate linear interpolation will be made to derive the corresponding yield.

        i     is the yield to maturity of a Treasury bill, note or bond with a
         w    duration equal to the remaining duration of the Sub-Account as quoted in The Wall Street Journal on the Business Day preceding the day the withdrawal becomes effective.

        N is the remaining duration of the Sub-Account on the day preceding the day the withdrawal becomes effective expressed to four decimal places.

     For the purpose of applying this paragraph, (i) the 20% limitation applies in total to all such events which occur in each annual period beginning on the effective date of the Sub-Account or an anniversary thereof and (ii) the amount of the Sub-Account shall be determined as of the effective date of the Sub-Account or the anniversary thereof preceding the date of the applicable event. However, if any of these events occurs in the period beginning on the effective date of the Sub-Account and ending on the day before the anniversary of such effective date, the amount of the Sub-Account for the purpose of applying the 20% limitation will be based on the amount of additions which are expected to be made to the Sub-Account in that period.

     If any employing unit, subsidiary, or affiliate participating in the Plan is sold or terminates its relationship with the Contract-Holder while an amount attributable to such a group remains in a Sub-Account, Prudential will, subject to Prudential's review and acceptance of the applicable plan, issue a similar but separate contract on that group's behalf. That portion of the Sub-Account (as determined by the Contract Holder) which is attributable to the affected group will be transferred at book value by Prudential to the separate contract. Such

     GPA-200-90
                                      -4-
     transfer will be in full settlement of Prudential's liability under this Contract for the amount(s) attributable to the affected group. The terms of the contract to be issued to such group will be consistent with the terms of this Contract, except that there will be an additional one-time issue charge of $2000 due Prudential for each Sub-Account under that contract. Prior to Prudential's issue of a separate contract as described in this paragraph, the Contract-Holder will submit to Prudential, for Prudential's review and acceptance, an up-to-date copy of the plan to be covered by the contract. Prudential will accept such plan for underwriting if its terms are substantially the same as the terms of the Plan previously submitted to Prudential in connection with the issue of the latest Sub-Account.

2.2  Scheduled Withdrawals and Contingency Withdrawals:

     Prudential will withdraw amounts from each Sub-Account in accordance with the schedule specified in the applicable Specification Sheet. In addition to the scheduled withdrawals, Prudential will make a contingency withdrawal from a Sub-Account if specified in the applicable Specification Sheet. On the date of each withdrawal Prudential will, unless the Contract-Holder requests otherwise, make a transfer payment of the amount withdrawn.

     The Contract-Holder may request, at least 30 days before the date on which a withdrawal is to be made, that the transfer payment not be made. If the Contract-Holder makes this request, the following will apply:

     (1) the amount withdrawn will be held in an account under this Contract and credited with interest at an effective annual rate specified by Prudential in a notice to the Contract-Holder at least ten Business Days before the date of the withdrawal, and

     (2) on the fifth anniversary of the withdrawal date, Prudential will withdraw the amount of the account to provide a single sum transfer payment.

     The interest rate to be credited in accordance with item (1) will be not less than the yield on U.S. Treasury securities with a period to maturity of five years, less 0.50%. This yield will be the latest yield for five year constant maturities published by the Federal Reserve Board. The Contract-Holder may rescind the request that a transfer payment not be made. Notice of rescission must be given to Prudential five or more Business Days before the date on which a withdrawal is to be made.

     The procedure described in the preceding two paragraphs will be repeated at the end of each five year period until no amount remains under this Contract or, if earlier, the 25th anniversary of the effective date of the Sub-Account.

     Any transfer payment to be made in accordance with this section will be made to the Contract-Holder or to any payee named by the Contract-Holder who is a funding agent for the Plan.

GPA-200-90

     If the day of any withdrawal described in this section is not a Business Day, the withdrawal will be made on the next Business Day. Interest will be credited to the withdrawal amount at the effective annual rate then being credited to the Sub-Account for the number of days from the withdrawal day to the Business Day of withdrawal.

GPA-200-90

ARTICLE III.  ANNUITY OPTION:

     The Contract-Holder may, at its election, purchase an annuity under this Contract to fund the payment of any pension under the Plan. The annuity may be in any payment form Prudential is then selling except that it may not be a variable annuity. Prudential will issue a certificate describing the annuity's payment terms.

     If the age of any person receiving annuity payments hereunder is found to be misstated, the amount of such payments will be changed based on the correct information without changing the date of first payment of such annuity. If the information results in an increase, the extra amount due will be paid when the records are corrected. If the change results in a decrease, the extra amount paid will be deducted from later payments.

     The annuity purchase price will be paid by a withdrawal from the amounts held under this Contract. Any such withdrawal from a Sub-Account on or before the last Scheduled Withdrawal from that Sub-Account will be made on the same basis as withdrawals under section 2.1. For any such withdrawals after that date, or from an account established pursuant to subsection 2.2(1) before that date, the amount applied to purchase the annuity will be equal to the smaller of the book value and the market value of sufficient future contractual payments to provide the purchase price. To determine its book value, each such payment will be discounted to the annuity purchase date at the interest rate specified in the notice described in subsection 2.2(1). To determine its market value, each such payment will be discounted to the annuity purchase date at the interest rate equal to the sum of 1.0% and the yield on the annuity purchase date of U.S. Treasury securities with a period to maturity equal to the period to the due date of such payment. Withdrawals to purchase annuities may be made at any time while any amount remains under this Contract.

     The purchase price of each annuity will be determined on the basis of assumptions as to future interest rates, mortality rates, and expenses related to the annuity. The mortality rates and expenses will be determined on the same basis as that used by Prudential for its non-participating group maturity funding contracts on the Effective Date of the applicable Sub-Account(s). The interest rate used to determine the purchase price will be not less than the yield on U.S. Treasury securities maturing ten years from the date on which the withdrawal is made, less 0.75%. This yield will be the latest yield for ten year constant maturities published by the Federal Reserve Board.

GPA-200-90
                                      -7-

ARTICLE IV.  GENERAL TERMS:

     Any of the officers of Prudential named below may act for it.

     Chairman of the Board and              Vice Chairman
       Chief Executive Officer              Vice President
     President                              Assistant Secretary
     Secretary

     The Contract-Holder will name its representative(s) who may act for it.

     The Contract-Holder and Prudential may agree in writing to change this Contract in any way at any time.

     Communications between the Contract-Holder and Prudential will be in writing to their addresses shown on the signature page. Each may substitute a different address.

     Neither this Contract nor any payments payable under it may be assigned by the Contract-Holder.

     The Contract-Holder will give Prudential a copy of

     - the Plan in effect on the Effective Date of this Contract and the Effective Date of each later Sub-Account,

     - each later Plan change on or before the date the Plan change is announced to Plan participants, or, if earlier, before the date the change takes effect,

     - Form 5310 if an application is filed with the Internal Revenue Service for partial or complete termination of the Plan or for merger, consolidation or transfer of the Plan's assets, and

     - any written description of this Contract prepared for Plan participants, before the date it is released.

     Prudential may require that the Contract-Holder provide reasonable proof

     -  of the terms of the Plan then in effect,

     - that any addition to or withdrawal from a Sub-Account is being made pursuant to the terms of this Contract.

     Dollars and cents refer to currency of the United States of America.

     If there is no payee to accept a payment due under this Contract, Prudential will hold the payment until a proper payee is determined. No interest will be credited on the payment or payments being so held. If the Contract-Holder does not promptly determine a proper payee, Prudential will do so. A determination by Prudential will be conclusive. Any payment paid to a payee so determined will fully discharge Prudential's liability for that payment.

GPA-200-90

ARTICLE V.  ENTIRE CONTRACT:

     This document and the Sub-Account Specification Sheets which are agreed to and made a part of the Contract constitute the entire group pension annuity contract. This Contract will be construed under the laws of the jurisdiction shown on the signature page.

ARTICLE VI.  TERMINATION:

     This Contract will terminate when the last payment it provides for has been made.

GPA-200-90

                        SUB-ACCOUNT SPECIFICATION SHEET
                          FOR SUB-ACCOUNT NO. 7157-211


The terms which apply to this Sub-Account are stated below. All terms are applied in accordance with the other provisions of this Contract.

Contract Number:  GA-7157

Accounting Number:  7157-211

Effective Date:  December 1, 1991, pursuant to offer accepted on November 19,
                 1991.

Amount to be Remitted:  100% of the amounts that Plan participants direct to the
                        Plan's fixed income fund from December 1, 1991 through November 30, 1992.

                        $25,459,415.46 on January 6, 1992 representing maturing proceeds of a prior contract.

Effective Annual Rate of Interest:  5.91%

Daily Expense Charge:  None. The interest rate shown above is net of the expenses of this Sub-Account.

Maximum Number of Transactions Per Year without Transaction Cost:  24

Additional Transaction Cost:  $50 per transaction in excess of the above Maximum
                              Number of Transactions for this Sub-Account.

Scheduled Withdrawals:  On May 30, 1994, the remaining amount of the Sub-Account as of that day.

Contingency Withdrawal:  Not Applicable.

Changes:  Not Applicable


TRUSTEE OF THE ALLEN-BRADLEY                  THE PRUDENTIAL INSURANCE COMPANY
EMPLOYEE SAVINGS PLAN TRUST                             OF AMERICA


                                                          President


                                                          Secretary


By:                                           Attest:
   -------------------------                         ------------------------
   Title:

Date:                                         Date:
   -------------------------                         ------------------------


GPA-200-90                                            Sub-Account No. 7157-211

                       SUB-ACCOUNT SPECIFICATION SHEET
                        FOR SUB-ACCOUNT NO. 7157-212

The terms which apply to this Sub-Account are stated below. All terms are applied in accordance with the other provisions of this Contract.

Contract Number: GA-7157

Accounting Number: 7157-212

Effective Date: December 1, 1993, pursuant to offer accepted on November 23,
                1993.

Amount to be Remitted: 100% of the amounts that Plan participants direct to the
                       Plan's fixed income fund from December 1, 1993 through September 30, 1994.

Effective Annual Rate of Interest: 5.32%

Daily Expense Charge: None. The interest rate shown above is net of the expenses of this Sub-Account.

Maximum Number of Transactions Per Year without Transaction Cost: 24

Additional Transaction Cost: $50 per transaction in excess of the above Maximum
                             Number of Transactions for this Sub-Account.

Scheduled Withdrawals: On November 30, 1997, Prudential will withdraw the remaining amount of the Sub-Account as of that day.

Contingency Withdrawal: Not applicable.

Changes: The following change applies to Sub-Account 7157-212 and all prior and subsequent Sub-Accounts established under this Contract, effective December 1, 1993:

The third phrase of the fourth paragraph of section 2.1 is deleted and replaced by the following:

"- a change in the investment mix of an investment choice under the Plan (including a change in the investment mix of the fixed income fund such as the addition of marketable securities to the fixed income fund) that reasonably can be expected to alter materially the amounts directed out of the fixed income fund."

The following changes apply to Sub-Account 7157-212 and all subsequent Sub-Accounts established under this Contract, effective December 1, 1993:

GPA-200-90                                              Sub-Account No. 7157-212

The following phrase is added as the fifth phrase of the fourth paragraph of section 2.1:

"- the distribution of communication material to Plan participants that reasonably can be expected to alter materially the amounts directed out of the fixed income fund. Communication material that is designed to provide Plan participants with information about investment choices available under the Plan which will enable them to make fully informed investment decisions to assure compliance with fiduciary responsibility rules under federal law will not be considered to alter materially the direction of amounts. This includes communication material that provides a fair and accurate description of the risk and reward characteristics of the investment choices under the Plan."

The following paragraph is added to section 2.1 of the Contract following the fifth phrase of the fourth paragraph.

        "In addition, Prudential reserves the right to ignore any Plan change, or other action initiated by the Contract-Holder or Plan sponsor, which results in a significant reduction in the amount of participant-initiated withdrawals requested from the fixed income fund."

The following phrase is added as the fifth phrase of the fifth paragraph of
Article IV of the Contract:

"- any communication material distributed to Plan participants relating to the investment choices available under the Plan. If the Contract-Holder is other than the Plan sponsor, the Contract-Holder will make a reasonable and good faith effort to obtain such communication material from the Plan sponsor."

TRUSTEE OF THE ALLEN-BRADLEY               THE PRUDENTIAL INSURANCE COMPANY
EMPLOYEE SAVINGS PLAN TRUST                           OF AMERICA


By: /s/ GENE R. STEVENS                    /s/ ROBERT C. WINTERS
    --------------------------------
    Title: Trustee                             Chairman of the Board and
                                                Chief Executive Officer

Date:  5/2/94                              /s/ DOROTHY K. LIGHT
      ------------------------------

                                                       Secretary

                                        Attest: /s/ ARTHUR S. HELLER
                                                -----------------------------

                                        Date:  May 23, 1994
                                              -------------------------------


GPA-200-90                                             Sub-Account No. 7157-212

                       SUB-ACCOUNT SPECIFICATION SHEET
                        FOR SUB-ACCOUNT NO. 7157-213

The terms which apply to this Sub-Account are stated below. All terms are applied in accordance with the other provisions of this Contract.

Contract Number: GA-7157

Accounting Number: 7157-213

Effective Date: May 31, 1994, pursuant to offer accepted on May 26, 1994.

Amount to be Remitted:  -   100% of the amounts that Plan participants direct to
                            the Plan's fixed income fund from October 1, 1994 through November 30, 1995, plus

                        -   $37,679,699.22 on May 31, 1994, representing the
                            maturing proceeds of Sub-Account No. 7157-211 under Prudential Insurance Company of America Group Pension Annuity Contract No. GA-7157.

                        If net additions (additions to this Sub-Account, less withdrawals from this Sub-Account pursuant to section 2.1) do not total at least $30,000,000 on November 30, 1995, the Contract-Holder will remit an amount on November 30, 1995, from the maturing proceeds of a prior guaranteed investment contract, equal to the difference between $30,000,000 and such net additions.

                        If net additions exceed $30,000,000 on November 30, 1995, Prudential will make a contingency withdrawal as described below on this Specification Sheet.

Effective Annual Rate of Interest: 6.84%

Daily Expense Charge: None. The interest rate shown above is net of the expenses of this Sub-Account.

Maximum Number of Transactions Per Year without Transaction Cost: 24

Additional Transaction Cost: $50 per transaction in excess of the above Maximum
                             Number of Transactions for this Sub-Account.

Scheduled Withdrawal: On March 31, 1998, Prudential will withdraw the remaining amount of the Sub-Account as of that day.

Contingency Withdrawal: If net additions exceed $30,000,000 on November 30,
                        1995, Prudential will withdraw from this Sub-Account on or as soon as practical after November 30, 1995, an amount equal to the difference between such net additions and $30,000,000.


GPA-200-90

  Changes: Not Applicable.

TRUSTEE OF THE ALLEN-BRADLEY               THE PRUDENTIAL INSURANCE COMPANY
EMPLOYEE SAVINGS PLAN TRUST                           OF AMERICA


By: /s/ GENE R. STEVENS                    /s/ ROBERT C. WINTERS
    --------------------------------
    Title:                                     Chairman of the Board and
                                                Chief Executive Officer

Date:                                      /s/ DOROTHY K. LIGHT
      ------------------------------

                                                       Secretary

                                        Attest: /s/ ROBERT S. ZIEGLER
                                                -----------------------------

                                        Date:  July 13, 1994
                                              -------------------------------


GPA-200-90                                            Sub-Account No. 7157-213